Exhibit 99.1

FOR IMMEDIATE RELEASE

March 17, 2020

Investor Relations: Kate Walsh, Vice President of Investor Relations and Tax, 214-721-9696, kate.walsh@enlink.com

Media Relations: Jill McMillan, Vice President of Strategic Relations & Public Affairs, 214-721-9271, jill.mcmillan@enlink.com

EnLink Midstream Announces 30% Reduction to 2020 Capital Expenditures and Prioritizes Financial Flexibility

DALLAS, March 17, 2020 — EnLink Midstream, LLC (NYSE: ENLC) (EnLink) today announced that, in response to recent commodity price and market volatility, it has reduced its 2020 total capital expenditures, net to EnLink guidance by approximately 30%. EnLink is reducing capital expenditures related to well connection and associated gathering infrastructure and is deferring several growth projects across its platform. This immediate reduction in 2020 capital expenditures, net to EnLink was primarily driven by several of EnLink’s key customers decreasing drilling and completions activity in response to the current oil price environment.

EnLink’s revised 2020 total capital expenditures guidance, net to EnLink, which includes both growth and maintenance capital expenditures, is $225 million to $285 million, compared to the previously announced range of $315 million to $425 million. This reflects a reduction of approximately $115 million at the midpoint and is approximately 60% lower than actual 2019 total capital expenditures, net to EnLink. EnLink maintains its previously announced plan to fully self-fund all capital expenditures during 2020 with internally generated cash flows, and has no plans to access the capital markets during 2020.

The revised capital expenditures guidance allows EnLink to continue its capital investment program to serve customers who it believes will continue to be active in this environment, including XTO Energy Inc. (an Exxon Mobil Corp. subsidiary) and Venture Global LNG, Inc. EnLink maintains flexibility to further adjust its capital expenditures as customers adjust their plans and market conditions change.

EnLink continues to work closely with customers to evaluate near-term and long-term impacts to EnLink’s business and is prepared to make further adjustments to its capital program, as necessary. In parallel, EnLink is undertaking an in-depth review of all aspects of its cost structure and uses of cash flow given the reduced commodity price and producer activity environment, including the effect of these factors on other elements of EnLink’s 2020 guidance.

"We are taking swift and decisive actions to respond to the dramatically changed environment,” said Barry E. Davis, Chairman and Chief Executive Officer. "EnLink’s diversified portfolio of high-quality assets and our sustainable financial strategy position us well to navigate these significant industry headwinds. Looking ahead, we remain focused on operating safely, responsibly, and efficiently to meet our customers’ needs while reducing our costs and optimizing performance across our business. We believe these actions will preserve our financial liquidity and flexibility while protecting our balance sheet. "

EnLink exited 2019 with a $1.75 billion unsecured revolving credit facility, upon which only approximately $350 million was drawn, and no near-term debt maturities. EnLink’s unsecured revolving credit facility is backed by 21 leading global financial institutions, and 17 of those institutions are lenders of EnLink’s term loan, which does not mature until December 2021. In the event capital markets remain challenging, EnLink has the option of repaying the term loan by drawing on the unsecured revolving credit facility, which matures in early 2024, with no impact to leverage metrics or covenant calculations. EnLink’s first maturity on its senior notes is during the first quarter of 2024. Approximately 35% of EnLink’s outstanding senior notes have a remaining tenor of more than 20 years, and all outstanding senior notes are unsecured.

About the EnLink Midstream Companies

EnLink Midstream reliably operates a differentiated midstream platform that is built for long-term, sustainable value creation. EnLink's best-in-class services span the midstream value chain, providing natural gas, crude oil, condensate, and NGL capabilities. Our purposely built, integrated asset platforms are in premier production basins and core demand centers, including the Permian Basin, Oklahoma, North Texas, and the Gulf Coast. EnLink's strong financial foundation and commitment to execution excellence drive competitive returns and value for our employees, customers, and investors. Headquartered in Dallas, EnLink is publicly traded through EnLink Midstream, LLC (NYSE: ENLC). Visit www.EnLink.com to learn how EnLink connects energy to life.

Definitions

Defined terms used in this press release:

Growth capital expenditures generally include capital expenditures made for acquisitions or capital improvements that we expect will increase our asset base, operating income or operating capacity over the long-term. Maintenance capital expenditures generally include capital expenditures made to replace partially or fully depreciated assets in order to maintain the existing operating capacity of the assets and to extend their useful lives.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Although these statements reflect the current views, assumptions and expectations of our management, the matters addressed herein involve certain assumptions, risks and uncertainties that could cause actual activities, performance, outcomes and results to differ materially from those indicated herein. Therefore, you should not rely on any of these forward-looking statements. All statements, other than statements of historical fact, included in this press release constitute forward-looking statements, including but not limited to statements identified by the words “forecast,” “may,” “believe,” “will,” “should,” “plan,” “predict,” “anticipate,” “intend,” “estimate,” and “expect” and similar expressions. Such forward-looking statements include, but are not limited to, statements about guidance, projected or forecasted financial and operating results, potential financial liquidity and flexibility, access to credit agreement capacity, capital spending plans, future operational results of our customers, future cost savings, profitability, financial metrics, operating efficiencies and other benefits of cost savings or operational initiatives, our future capital structure and credit ratings, objectives, strategies, expectations, and intentions, and other statements that are not historical facts. Factors that could result in such differences or otherwise materially affect our financial condition, results of operations, or cash flows include, without limitation (a) potential conflicts of interest of Global Infrastructure Partners (“GIP”) with us and the potential for GIP to favor GIP’s own interests to the detriment of the unitholders, (b) GIP’s ability to compete with us and the fact that it is not required to offer us the opportunity to acquire additional assets or businesses, (c) a default under GIP’s credit facility could result in a change in control of us, could adversely affect the price of our common units, and could result in a default under our credit facility, (d) the dependence on Devon for a substantial portion of the natural gas and crude that we gather, process, and transport, (e) developments that materially and adversely affect Devon or other customers, (f) adverse developments in the midstream business that may affect our financial condition, results of operations and reduce our ability to make distributions, (g) competition for crude oil, condensate, natural gas, and NGL supplies and any decrease in the availability of such commodities, (h) decreases in the volumes that we gather, process, fractionate, or transport, (i) construction risks in our major development projects, (j) our ability to receive or renew required permits and other approvals, (k) changes in the availability and cost of capital, including as a result of a change in our credit rating, (l) the effects of existing and future laws and governmental regulations, including legislation or regulation relating to hydraulic fracturing or climate change or other environmental matters, (m) operating hazards, natural disasters, weather-related issues or delays, casualty losses, and other matters beyond our control, and (n) impairments to goodwill, long-lived assets and equity method investments. These and other applicable uncertainties, factors, and risks are described more fully in EnLink Midstream, LLC’s and EnLink Midstream Partners, LP’s filings with the Securities and Exchange Commission, including EnLink Midstream, LLC’s and EnLink Midstream Partners, LP’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Neither EnLink Midstream, LLC nor EnLink Midstream Partners, LP assumes any obligation to update any forward-looking statements.

The EnLink management team based the forecasted financial information included herein on certain information and assumptions, including, among others, the producer budgets / forecasts to which EnLink has access as of the date of this press release and the projects / opportunities expected to require growth capital expenditures as of the date of this press release. The assumptions, information, and estimates underlying the forecasted financial information included in the guidance information in this press release are inherently uncertain and, though considered reasonable by the EnLink management team as of the date of its preparation, are subject to a wide variety of significant business, economic, and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the forecasted financial information. Accordingly, there can be no assurance that the forecasted results are indicative of EnLink's future performance or that actual results will not differ materially from those presented in the forecasted financial information. Inclusion of the forecasted financial information in this press release should not be regarded as a representation by any person that the results contained in the forecasted financial information will be achieved.

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